Exhibit 23.1

Consent of Independent Auditor

Malibu Boats, Inc.
Loudon, Tennessee
We hereby consent to the incorporation by reference in the Registration Statement (No. 333-227220) on Form S-3 (the “Form S-3”) and Registration Statement (No. 333-193833), on Form S-8 of Malibu Boats, Inc., (the “Company”) of our report dated October 15, 2018, relating to the carve-out financial statements of Pursuit Boats, a division of S2 Yachts, Inc., appearing in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 15, 2018.

/s/ BDO USA, LLP

Grand Rapids, Michigan
October 15, 2018